                                                                    EXHIBIT 10.1










                              AMENDED AND RESTATED
                         SECURED CONVERTIBLE SENIOR NOTE
                               PURCHASE AGREEMENT

                                     BETWEEN

                          ALTIVA FINANCIAL CORPORATION

                                       AND

                               VALUE PARTNERS, LTD

                       DATED FOR REFERENCES PURPOSES ONLY
                             AS OF FEBRUARY 29, 2000

                                TABLE OF CONTENTS


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                                                                                                                 ----

Article I.        Definitions.....................................................................................1
         Section 1.1       Definitions............................................................................1

Article II.       Purchase and Sale of Notes......................................................................7
         Section 2.1       Purchase and Sale of Notes.............................................................7
         Section 2.2       Closing................................................................................7

Article III.      Representations and Warranties..................................................................7
         Section 3.1       Representations and Warranties of the Company..........................................7
         Section 3.2       Representations and Warranties of the Purchaser.......................................18

Article IV.       Conditions Precedent to Closing................................................................20
         Section 4.1       Conditions to Obligations of the Parties..............................................20
         Section 4.2       Conditions to Obligations of the Purchaser............................................20
         Section 4.3       Conditions to Obligations of the Company..............................................22

Article V.        Covenants......................................................................................23
         Section 5.1       Shareholder Meeting...................................................................23
         Section 5.2       Applications..........................................................................24
         Section 5.3       Investigation and Confidentiality.....................................................25
         Section 5.4       Press Releases........................................................................26
         Section 5.5       No Solicitation.......................................................................26
         Section 5.6       Rule 144 and Rule 144A Reporting......................................................26
         Section 5.7       Stay, Extension and Usury Laws........................................................27

Article VI.       Miscellaneous..................................................................................27
         Section 6.1       Survival of Provisions................................................................27
         Section 6.2       Termination...........................................................................27
         Section 6.3       Waiver; Amendments....................................................................28
         Section 6.4       Communications........................................................................28
         Section 6.5       Costs, Expenses and Taxes.............................................................28
         Section 6.6       Execution in Counterparts; FAX Execution..............................................29
         Section 6.7       Binding Effect; Assignment............................................................29
         Section 6.8       Governing Law.........................................................................30
         Section 6.9       Usury.................................................................................30

                                                                                                                 Page
                                                                                                                 ----
         Section 6.10      Severability of Provisions............................................................30
         Section 6.11      Construction..........................................................................30
         Section 6.12      Integration...........................................................................31
         Section 6.13      Participation Interests...............................................................31
         Section 6.14      No Third Party Beneficiaries..........................................................32
         Section 6.15      Representation by Counsel.............................................................32
         Section 6.16      Waiver of Claims......................................................................32
         Section 6.17      Texas Language........................................................................32
         Section 6.18      Power of Attorney.....................................................................32

Article VII       Indemnification................................................................................33
         Section 7.1       Indemnification.......................................................................33
         Section 7.2       Set Off...............................................................................33

         Exhibit A         Name and Address of the Purchaser
         Exhibit B         Form of Amended and Restated Note
         Exhibit C         Form of Amended and Restated Pledge and Security Agreement
         Exhibit D         Form of Amended and Restated Registration Rights Agreement
         Exhibit E         Form of Intercreditor and Collateral Sharing Agreement
         Exhibit F         Form of Indenture relating to the Exchange Notes
         Exhibit G         Matters to be covered by Opinion of Counsel to the Company

                              AMENDED AND RESTATED
                         SECURED CONVERTIBLE SENIOR NOTE
                               PURCHASE AGREEMENT


         Amended and Restated Secured Convertible Senior Note Purchase Agreement, dated for reference purposes only as of February 29, 2000 (the "Agreement"), between Altiva Financial Corporation (the "Company"), a Delaware corporation, and Value Partners, Ltd. (the "Purchaser"), a Texas Limited partnership.

                                   WITNESSETH:

         WHEREAS, the Company and the Purchaser have entered into a Secured Convertible Note Purchase Agreement, dated as of August 31, 1999, as amended by Amendment No. 1 to the Secured Convertible Note Purchase Agreement, dated as of December 13, 1999, Amendment No. 2 to the Secured Convertible Note Purchase Agreement, dated as of December 30, 1999, Amendment No. 3 to the Secured Convertible Note Purchase Agreement, dated as of February 2, 2000, and Amendment No. 4 to the Secured Convertible Note Purchase Agreement, dated as of February 11, 2000 (collectively, the "Existing Agreement"), pursuant to which the Purchaser acquired an aggregate of $7,000,000, $250,000, $1,750,000, $700,000 and $300,000 principal amount of 12% Secured Convertible Notes due 2006 (collectively the "Existing Notes"), respectively; and

         WHEREAS, the Company and the Purchaser desire to amend and restate the Existing Agreement to increase the aggregate principal amount of 12% Secured Convertible Notes due 2006 to be issued and sold by the Company to the Purchaser from $10,000,000 to $14,000,000, to amend and restate such Notes and to otherwise amend the agreements of the parties; and

         WHEREAS, the parties deem it in their best interest to set forth their mutual agreements herein;

         NOW, THEREFORE, in consideration of any extension of credit and/or other financial accommodation at any time made by the Purchaser to or for the benefit of the Company, and of the promises set forth herein, the parties hereto amend and restate the Existing Agreement in its entirety and agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


         SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Amended and Restated Secured Convertible Senior Note Purchase Agreement, as amended, supplemented or modified from time to time.

         "Business Day" means any day except a Saturday, Sunday or other day on which banking institutions in the city of Atlanta, Georgia are authorized by law to close.

         "Capital Stock" of any Person means any and all shares or other equity interest of such Person.

         "Closing" has the meaning set forth in Section 2.2.

         "Closing Date" has the meaning set forth in Section 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

         "Commission" means the Securities and Exchange Commission and any successor thereto.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Company" means Altiva Financial Corporation, a Delaware corporation, together with its successors.

         "Company Financial Statements" has the meaning set forth in Section 3.1(i)(i) hereof.

         "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including without limitation potential liability for investigating costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment of any Materials of Environmental Concern.

         "Environmental Laws" means any law, statute, rule or regulation of any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state, local or foreign government or any subdivision thereof or of any governmental body or other regulatory or administrative agency or commission, domestic or foreign (a "Law"), relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and other Laws relating to (i) emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (collectively known as "Polluting Substances") or (ii) the handling, storage, disposal, reclamation, recycling or transportation of Polluting Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute in effect from time to time).

         "Exchange" shall mean the exchange by the holders of the Subordinated Notes of such Subordinated Notes for senior notes of the Company in the maximum aggregate principal amount of $19,228,000, of which $6,428,000 shall be mandatorily convertible into 6,428,000 shares of Common Stock which have substantially the same terms as the Notes (except regarding convertibility into shares of Common Stock) and which generally are secured on a pari passu basis by the same collateral as the Notes pursuant to the Exchange Note Security Agreements (as amended, supplemented or otherwise modified from time to time, the "Exchange Notes"), as provided in the Exchange Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Agreement" means the Exchange Agreement between the Company and the holders of not less than 92% of the aggregate principal amount of the outstanding Subordinated Notes providing for the Exchange and related matters.

         "Exchange Note Indenture" means the Indenture entered into by the Company and U.S. Trust Company of Texas, N.A., as trustee for the holders of the Exchange Notes, as amended, supplemented or otherwise modified from time to time.

         "Exchange Note Letter of Transmittal" means the Letter of Transmittal between the Company and the holders of not less than 92% of the aggregate principal amount of the outstanding Subordinated Notes providing for the Exchange and related matters.

         "Exchange Note Registration Rights Agreement" means the Registration Rights Agreement entered into by the Company and the holders of the Exchange Notes, as amended, supplemented or otherwise modified from time to time.

         "Exchange Note Related Agreements" means the Exchange Notes, the Exchange Note Indenture, the Exchange Note Security Agreements, the Escrow Agreement, the Exchange Note Letter of Transmittal, the Exchange Note Registration Rights Agreement and the Intercreditor Agreement.

         "Exchange Note Securities" means (i) the Exchange Notes and (ii) the Common Stock issuable upon mandatory conversion of the Exchange Notes.

         "Exchange Note Security Agreements" means (i) the Pledge and Security Agreement pursuant to which holders of Exchange Notes which constitute "qualified institutional buyers" for purposes of Rule 144A under the Securities Act ("QIBs") obtain a security interest in the collateral pledged by the Company pursuant to the Security Agreement to secure the Notes and (ii) the Pledge and Security Agreement pursuant to which Persons who or which do not constitute QIBs obtain a first lien security interest in the capital stock of MCI.

         "Exchange Notes" has the meaning set forth in the definition of the term "Exchange."

         "Existing Agreement " has the meaning set forth in the first WHEREAS recital to this Agreement.

         "Existing Notes" has the meaning set forth in the first WHEREAS recital to this Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement, consistently applied.

         "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

         "Indebtedness Instrument" mean any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to, the Existing Notes, the Notes, the Exchange Notes and the Subordinated Notes.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset.

         "Intercreditor Agreement" has the meaning set forth in Section 4.2(i).

         "Material Adverse Effect" means any effect that (i) is material and adverse to the financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole or (ii) materially impairs the ability of the Company to perform its obligations under this Agreement, any Related Agreement, the Exchange Agreement or any Exchange Note Related Agreement.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "MCI" means The Money Centre, Inc., a North Carolina corporation, together with its successors.

         "NASD" means National Association of Securities Dealers, Inc.

         "Notes" means $14,000,000 aggregate principal amount of Amended and Restated 12% Secured Convertible Senior Notes due 2006 to be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement, substantially in the form of Exhibit B hereto, as amended, supplemented or otherwise modified from time to time, which shall supersede in their entirety the Existing Notes.

         "Participation Agreement" means the Amended and Restated Participation Agreement between the Purchaser and T. Rowe Price, as amended, supplemented or otherwise modified from time to time.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means the Preferred Stock, par value $.01 per share, of the Company.

         "Previously Disclosed" means disclosed in a letter dated the date hereof delivered from the Company to the Purchaser or from the Purchaser to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Purchase Price" has the meaning set forth in Section 2.1 hereof.

         "Purchaser" means Value Partners, Ltd and its successors and assigns.

         "Real Estate Owned" means the consolidated properties of the Company acquired by foreclosure on a loan or deed-in-lieu thereof or otherwise included in the Company's real estate owned for purposes of reporting asset quality of the Company in its reports filed with the Commission under the Exchange Act.

         "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and among the Company and the Purchaser, substantially in the form of Exhibit D hereto, as amended, supplemented or otherwise modified from time to time.

         "Related Agreements" means the Notes, the Security Agreement, the Registration Rights Agreement and the Intercreditor Agreement.

         "Securities" means (i) the Notes and (ii) the Common Stock issuable upon conversion of the Notes.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto as in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

         "Security Agreement" means the Amended and Restated Pledge and Security Agreement by and among the Company and the Purchaser, in its own right and as agent for the holders of the Notes, substantially in the form of Exhibit C hereto, as amended, supplemented or otherwise modified from time to time.

         "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Stock Equivalents" means, with respect to any Person, options, warrants, calls, contracts or other rights entered into or issued by such Person which confer upon the holder thereof the right (whether or not contingent) to acquire any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of such Person.

         "Stock Option Plan" means the 1999 Stock Incentive Plan of the Company.

         "Subordinated Notes" means the 12 1/2% Subordinated Notes due 2001 issued by the Company.

         "Subsidiary" means with respect to any Person, (i) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Taxes" means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "Tax Returns" means all foreign, federal, State and local returns relating to Taxes.

         "T. Rowe Price" means T. Rowe Price Recovery Fund, II, L.P. and its successors and assigns.


                                   ARTICLE II
                           PURCHASE AND SALE OF NOTES


         SECTION 2.1 PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchaser and the Purchaser agrees that it will purchase from the Company the principal amount of Notes set forth opposite such Purchaser's name on Exhibit A hereto at a price equal to $4,000,000 (the "Purchase Price", which is equal to the difference between the $10,000,000 aggregate principal amount of Existing Notes purchased by the Purchaser from the Company pursuant to the Existing Agreement and the $14,000,000 principal amount of the Notes).

         SECTION 2.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations hereunder specified in Article IV of this Agreement, the purchase and sale of the Notes will take place at a closing (the "Closing") to be held at the offices of Venable, Baetjer and Howard, LLP, in Baltimore, Maryland, at such time and on such day as the parties hereto mutually agree upon. The date on which the Closing is to occur is referred to herein as the "Closing Date."




                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES



         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as Previously Disclosed, the Company represents and warrants to each of the Purchasers as follows:

         (a) Capital Structure. The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of February 24, 2000, there were (i) 4,026,122 shares of Common Stock issued and outstanding and no shares of Common Stock were held as treasury shares and (ii) 56,905 shares of Series A Convertible Preferred Stock were issued and outstanding and no shares of Preferred Stock were held as treasury shares. All outstanding shares of Capital Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Capital Stock of the Company has been issued in violation of the preemptive rights of any Person. Except as contemplated by this Agreement or as Previously Disclosed, there are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Company as of the date hereof. The Company has Previously Disclosed each option to purchase Common Stock which is outstanding as of the date hereof, including the exercise price and term thereof, as well as the relevant terms of any other Stock Equivalents which are outstanding as of the date hereof.

         (b) Organization, Standing and Authority of the Company. The Company is a corporation duly organized and validly existing under the laws of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect. The Company has heretofore delivered true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof to each Purchaser which has requested the same.

         (c) Ownership of Subsidiaries. The Company does not own or have the right to acquire, directly or indirectly, any outstanding Capital Stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of Capital Stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all Liens. No Stock Equivalents are authorized, issued or outstanding with respect to the Capital Stock of any Subsidiary of the Company and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such Capital Stock.

         (d) Organization, Standing and Authority of Subsidiaries. Each Subsidiary of the Company (i) is duly organized and validly existing under the laws of the jurisdiction in which it is organized, (ii) has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company has heretofore delivered true and complete copies of the articles of incorporation and bylaws or equivalent documents of each Subsidiary of the Company as in effect as of the date hereof to each Purchaser which has requested the same.

         (e) Authority; Due Execution. The Company has full corporate power and authority to perform its respective obligations under this Agreement and each of the Related Agreements, and the execution, delivery and performance by the Company of this Agreement and each Related Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each of the Related Agreements, when duly executed and delivered by the Company, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (f) No Conflict. Neither the execution and delivery of this Agreement and each of the Related Agreements, nor consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions hereof or thereof, (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the equivalent documents of any Subsidiary of the Company, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of the Company or a Subsidiary of the Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Subsidiary of the Company is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to the compliance referred to in clauses (i) and (ii) of the succeeding sentence, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Subsidiary of the Company. Except for (i) compliance with applicable federal and State securities laws in connection with this Agreement and the performance by the Company of its obligations under the Registration Rights Agreement and (ii) any required compliance by the Company with applicable federal and State securities laws and/or the HSR Act in connection with the issuance of shares of Common Stock upon conversion of the Notes in accordance with their terms, no consent, approval, order or other authorization of any Governmental Entity or of any third party is required by or on behalf of the Company or a Subsidiary of the Company in connection with the execution, delivery and performance of this Agreement and each of the Related Agreements. The representations and warranties contained in this Section 3.1(f), insofar as they relate to federal and State securities laws requirements, are made in reliance on the representations and warranties of the Purchaser contained in Section 3.2 of this Agreement.

         (g) Status of Securities. The Securities have been authorized by all necessary corporate action on the part of the Company. When delivered to the Purchaser at the Closing against payment therefor as provided herein, the Notes will be duly authorized and validly issued and will not be issued in violation of the preemptive rights of any Person. Subject to the approvals and compliance referred to in the second sentence of Section 3.1(f) hereof, shares of Common Stock issued by the Company upon conversion of the Notes in accordance with their terms will be duly authorized, validly issued and non-assessable at the time of issuance and will not be issued in violation of the preemptive rights of any Person. The representations and warranties contained in this Section 3.1(g), insofar as they relate to federal and State securities laws requirements, are made in reliance on the representations and warranties of the Purchaser contained in Section 3.2 of this Agreement.

         (h) Securities Reports. The Company has filed all Securities Documents required to be filed by it under the Securities Laws on a timely basis or has received a valid extension of such time of filing, and all such Securities Documents complied in all material respects with the requirements of the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.

         (i)      Financial Statements.

                  (i)      The Company has previously delivered to the Purchaser
(i) statements of financial condition of the Company as of August 31, 1999 and 1998 and statements of operations, changes in stockholders' equity and cash flows of the Company for each of the years ended August 31, 1999, 1998 and 1997, accompanied by the related audit report of Deloitte & Touche LLP, (ii) an unaudited statement of financial condition as of November 30, 1999 and unaudited statements of operations, changes in stockholders' equity and cash flows of the Company for the three months ended November 30, 1999 and 1998 and (iii) an unaudited statement of financial condition as of December 31, 1999 and an unaudited statement of operations for the three months ended December 31, 1999. The foregoing financial statements, as well as the financial statements of the Company to be delivered to the holders of Notes after the Closing pursuant to the terms of the Notes (collectively the "Company Financial Statements"), fairly present or will fairly present, as the case may be, in all material respects the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein in accordance with GAAP.

                  (ii) Each of the Company Financial Statements has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

                  (iii) Except to the extent (x) reflected, disclosed or provided for in the Securities Documents filed by the Company prior to the date hereof and (y) of liabilities incurred since August 31, 1999 in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities, whether absolute, accrued, contingent or otherwise, which has had or could reasonably be expected to have a Material Adverse Effect.

         (j) Material Adverse Change. Since August 31, 1999, (i) the Company and the Subsidiaries of the Company have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the Exchange Agreement and the transactions contemplated hereby and thereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

         (k)      Environmental Matters.

                  (i) The Company is in compliance with all Environmental Laws, except for any violations of any Environmental Law which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has not received any communication alleging that the Company or any Company Subsidiary is not in such compliance and, to the knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  (ii) None of the properties owned, leased or operated by the Company or the any Company Subsidiary has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

                  (iii) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any Subsidiary of the Company has or may have retained or assumed either contractually or by operation of law, except such as, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.


         (l)      Tax Matters.

                  (i) The Company and its Subsidiaries have timely filed all Tax Returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, except in all cases where the failure to do so, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no audit examination, assessed deficiency, deficiency litigation or refund litigation with respect to any Taxes of the Company or any Subsidiary of the Company. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full or adequate provision has been made for any such Taxes on the Company's consolidated statement of financial condition in accordance with GAAP. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

                  (ii)     Neither the Company nor any Subsidiary of the Company
(i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Subsidiary of the Company (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (iii) There has been no "ownership change," as defined under Section 382 of the Code and regulations thereunder, of the Company since August 31, 1998, and issuance of the Notes pursuant to this Agreement (assuming no conversion of such Notes) and consummation of the Exchange (including conversion of the Exchange Notes) pursuant to the Exchange Agreement and the Exchange Notes will not result in such an ownership change of the Company.

         (m) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; to the knowledge of the Company, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (n) Litigation. There are no actions, suits, investigations or legal proceedings instituted, pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or against any asset, interest or right of the Company or any Subsidiary of the Company, or against any director, officer or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is a party to any order, judgment or decree which has had or could reasonably be expected to have a Material Adverse Effect.

         (o) Compliance with Laws. The Company and each Subsidiary of the Company has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, State, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

         (p) No Default or Violation. Neither the Company nor any Subsidiary of the Company currently is in violation of its Certificate of Incorporation or Bylaws or equivalent documents, or of any applicable federal, State or local law or ordinance or any order, rule or regulation of any Governmental Entity (including, without limitation, all securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary of the Company has received any notice or communication from any Governmental Entity asserting that the Company or any Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

         (q) Certain Fees. No fees or commissions will be payable by the Company to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Company with respect to the offer and sale of the Notes or the Exchange Notes or any of the other transactions contemplated hereby, by any Related Agreement or by the Stock Purchase Agreement.

         (r) Patents, Trademarks, Etc. The Company and each of its Subsidiaries owns or possesses all legal rights to use all proprietary rights, including without limitation all trademarks, trade names, service marks and copyrights, that are material to the conduct of their existing businesses. Neither the Company nor any of its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither the Company nor any of its Subsidiaries has received any communications alleging that any of them has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person.

         (s)      Loan Matters

                  (i) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments on the books and records of the Company and its Subsidiaries (collectively, "Loans") that was made by the Company and to the knowledge of the Company that was made by any third party was made, and has been serviced in all material respects in accordance with, the Company's underwriting standards and the relevant

 Loan documentation in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                  (ii) None of the agreements pursuant to which the Company or any Subsidiary has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein on account of a payment default by the obligor on any such Loans. Neither the Company nor any of its Subsidiaries is in default under any such agreement or has received any notice alleging default.

                  (iii) To the knowledge of the Company, all brokers and other third parties who originate or have originated Loans have all required licenses and approvals from all jurisdictions requiring licenses and approvals and have complied with and are not in violation of any applicable law, regulation, order, rule, policy or guidelines of any Governmental Entity.

                  (iv) The practices of the Company and its Subsidiaries with respect to compensation paid to mortgage brokers comply with the policy statement issued by the Department of Housing and Urban Development in March 1999.

         (t) Certain Assets. The Company has Previously Disclosed a true and correct listing of the following assets of the Company and its Subsidiaries as of November 30, 1999: (i) all non-performing Loans, securities or other assets (i.e., all assets on which the Company has ceased recognizing interest under GAAP or as to which any payments of principal or interest are past due 90 or more days as of such date), (ii) all Loans, securities or other assets as to which any payments of principal or interest are past due 60 or more days, (iii) all Loans, securities or other assets not included in the foregoing which have been classified special mention, substandard, doubtful or loss, or otherwise classified adversely, by management of the Company or regulatory examiners, and
(iv) each parcel of Real Estate Owned (excepting such parcels as may have been disposed of in the ordinary course of business subsequent to such date), including an identification of the amount of reserves which have been established with respect to each such parcel and its net carrying value.

         (u) Year 2000 Compliance. All computer hardware and software owned, used or licensed by the Company or any of its Subsidiaries, including but not limited to system and application programs, files, databases and computer services, the failure or disfunctionality of which would individually or in the aggregate have a Material Adverse Effect is Year 2000 Complaint. "Year 2000 Complaint" means that such hardware and software will (i) correctly process date data from at least January 1, 1900 through December 31, 2000 without error or interruption due to date, (ii) maintain functionality with respect to the input, storing, processing or output of records or data containing dates falling on or after January 1, 2000, and (iii) be interoperable with other Year 2000 compliant hardware or software owned, used or licensed by the Company or any of its Subsidiaries which may deliver records to, receive records from or otherwise interact with such hardware or software in the course of processing records or data.

         (v) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding naming the Company or any Subsidiary of the Company as a defendant asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute or disputes involving it or any of its Subsidiaries pending, or to the Company's knowledge, threatened, nor the Company aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         (w) Insurance. The Company believes that it and each Subsidiary of the Company is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. All of the policies and bonds maintained by the Company and its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the Company's knowledge, no such claim has been denied.

         (x) Properties. All real and personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of August 31, 1999 included in the Company Financial Statements or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of May 31, 1999 included in the Company Financial Statements. All real and personal property which is material to the Company's business and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms.

         (y) Investment Company Act of 1940. The Company is not, and will not become upon consummation of the transactions contemplated hereby and by the Related Agreements, an

"investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (z) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Notes to the registration requirements of the Securities Act or comparable provisions of any applicable State securities laws.

         (aa) Exercise of Warrants; Stockholder Approval. After taking into account the 600,000 shares of Common Stock issued by the Company in connection with the acquisition of MCI but without regard to the shares of Common Stock issuable upon conversion of the Notes, an aggregate of 11,027 shares of Common Stock may be issued by the Company upon conversion of the Notes without compliance with the stockholder approval requirements of the NASD. The affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or by proxy at a duly called meeting of the stockholders of the Company at which a quorum, consisting of the holders of a majority of the outstanding shares of Company Common Stock present in person or by proxy, is present is the only vote of the stockholders of the Company necessary to approve
(i) the conversion features of the Notes in their entirety and (ii) the consummation of the Exchange pursuant to the Exchange Agreement.

         (bb) Indebtedness Defaults. As of the date hereof and the Closing Date, the Company is not in default under any Indebtedness Instrument (which has not been waived).

         (cc) Solvency. The Company (i) is now generally paying its debts as they mature, (ii) owns property which, at a fair valuation, is greater than the sum of its indebtedness and (iii) has capital sufficient to carry on its business in the ordinary course consistent with past practice.

         (dd)     Exchange Agreement and Related Agreements.

         (i) The Company has heretofore delivered to the Purchaser a true and correct copy of the Exchange Agreement and the Exchange Note Related Agreements.

         (ii) The Company has full corporate power and authority to perform its obligations under the Exchange Agreement and the Exchange Note Related Agreements, and the execution, delivery and performance by the Company of the Exchange Agreement and the Exchange Note Related Agreements have been duly authorized by all necessary corporate action on the part of the Company, except for the approval of the shareholders of the Company of the issuance of Common Stock upon conversion of the Exchange Notes pursuant to the requirements of the NASD. The Subordinated Note Agreement and the Exchange Note Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) rights to indemnity and contribution under the Exchange Note Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (iii) Neither the execution and delivery of any of the Exchange Agreement and the Exchange Note Related Agreements, nor consummation of the transactions contemplated thereby, nor compliance by the Company with any of the provisions thereof, (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the equivalent documents of any Subsidiary of the Company, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of the Company or a Subsidiary of the Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to the compliance referred to in the succeeding sentence, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Subsidiary of the Company. Except for the approval of the shareholders of the Company of the issuance of Common Stock upon conversion of the Exchange Notes pursuant to the requirements of the NASD and actions by the Commission in connection with the performance by the Company of its obligations under the Exchange Note Registration Rights Agreement relating to such shares of Common Stock, no consent, approval, order or other authorization of any Governmental Entity or of any third party is required by or on behalf of the Company or a Subsidiary of the Company in connection with the execution, delivery and performance of the Exchange Agreement and the Exchange Related Agreements.

         (iv) Except for the approval of the shareholders of the Company of the issuance of Common Stock upon conversion of the Exchange Notes pursuant to the requirements of the NASD, the Exchange Securities have been authorized by all necessary corporate action on the part of the Company. When issued pursuant to the terms of the Exchange Agreement, the Exchange Securities will be duly authorized and validly issued and will not be issued in violation of the preemptive rights of any Person. The Exchange Notes and, assuming receipt of the shareholder approval referred to in the first sentence of this paragraph (iv), the shares of Common Stock issued by the Company upon conversion of the Exchange Notes, will be duly authorized, validly issued and non-assessable at the time of issuance and will not be issued in violation of the preemptive rights of any Person.

         (ee) Disclosure. None of the representations and warranties of the Company or any of the information or documents which have been Previously Disclosed to the Purchaser pursuant hereto are false or misleading in any material respect or contain any untrue statement of a material fact, or omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances, not misleading. Copies of all documents referred to in this Section 3.1 are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

         SECTION 3.2       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         (a) Investment Intent. The Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of federal or State securities laws, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell participation interests in the Notes in accordance with
Section 6.13 hereof and/or to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control.

         (b) Transfer Restrictions. If the Purchaser should decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only as set forth below: (i) to the Company, (ii) to any Person reasonably believed by such Purchaser to be a "qualified institutional buyer" ("QIB") (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) to any Person who is reasonably believed by such Purchaser to be an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and that, prior to such transfer, furnishes to the Purchaser and the Company a signed letter confirming its status as an accredited investor and agreeing to the restrictions on transfer of the Securities set forth in this Agreement, (v) to any Affiliate of such Purchaser pursuant to an applicable exemption under the Securities Act or
(vi) pursuant to an effective registration statement under the Securities Act, provided that, notwithstanding the foregoing, so long as certain of the collateral for the Notes may be held only by a QIB, as reasonably determined by the Company, the Notes may be offered, sold or otherwise disposed of only pursuant to clauses (i) or (ii) above. In connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement under the Securities Act or (ii) any transfer by a QIB pursuant to clause (ii) above, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be, and the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any State securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a QIB. The Purchaser agrees to the imprinting, so long as appropriate, (i) on the Notes of the legends set forth on the form of Note included as Exhibit B hereto and (ii) on certificates representing the Common Stock issuable upon conversion of the Notes of legends which are substantially similar to such legends. The Notes and certificates evidencing the Common Stock issuable upon conversion of the Notes also shall bear any other legends required by applicable federal or State securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide the Purchaser, upon request, with a substitute document evidencing the Securities not bearing such legend at such time as such legend is no longer applicable.

         (c) Stop Transfer Instructions. The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in Section 3.2(b) of this Agreement.

         (d) Accredited Investor, etc. The Purchaser represents and warrants to, and covenants and agrees with, the Company that at the time it was offered the Notes, it was, and at the date hereof, it is, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

         (e) Due Execution. The Purchaser represents and warrants to the Company that this Agreement has been, and each Related Agreement to which it will become a party will be, duly executed and delivered by it or on its behalf and constitutes, or will constitute, as applicable, a valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except that (i) rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (f) No Conflict. The Purchaser represents and warrants to the Company that neither the execution and delivery of this Agreement and each of the Related Agreements to which the Purchaser is or will become a party, nor consummation of the transactions contemplated hereby and thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, (i) does or will conflict with or result in a breach of any provisions of the articles of incorporation or bylaws or equivalent documents of the Purchaser, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon my property or asset of the Purchaser pursuant to any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party, or by which any of its properties or assets may be bound or affected, or (iii), subject to the compliance referred to in clause (i) and (ii) of the succeeding sentence, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser. Except for (i) compliance with applicable federal and State securities laws in connection with the performance by the Purchaser of its obligations under the Registration Rights Agreement and (ii) any required compliance by the Purchaser with applicable federal and State securities laws and the HSR Act in connection with the issuance of shares of Common Stock upon conversion of the Notes in accordance with their terms, the Purchaser represents and warrants to the Company that no consent, approval, order or other authorization of any Governmental Entity or of any third party is legally required by or on behalf of the Purchaser in connection with the execution, delivery and performance of this Agreement and each Related Agreement to which it will become a party.

         (g) Access to Information. The Purchaser acknowledges that prior to the date hereof it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes and
(ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Notes.

         (h) Reliance. The Purchaser understands and acknowledges that (i) the Notes are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) such exemption depends in part on, and that the Company will rely upon, the accuracy and truthfulness of the foregoing representations and warranties of such Purchaser, and such Purchaser hereby consents to such reliance.


                                   ARTICLE IV
                       CONDITIONS PRECEDENT TO THE CLOSING


         SECTION 4.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of each of the parties hereto to fulfill their obligations under
Section 2.1 hereof at the Closing shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

         (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

         (d) The Company shall have entered into binding and enforceable Exchange Agreements with the holders of not less than 92% principal amount of Subordinated Notes.

         SECTION 4.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

         (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed prior to the Closing; and the Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the foregoing effect.

         (b) The Company shall have delivered to the Purchaser a duly executed Note, registered in the name of the Purchaser, sufficient to evidence the Note to be issued and sold by the Company and purchased by the Purchaser, as set forth on Exhibit A hereto, against payment therefor to the Company in an amount equal to the Purchase Price (net of the amount of costs as of the Closing Date which are reimbursable by the Company pursuant to Section 6.5 hereof, which shall be deemed a partial payment for the Note purchased by the Purchaser in that sum) and surrender of the Existing Notes.

         (c) The Purchaser shall have received (i) a counterpart to this Agreement, duly executed and delivered by the Company, and (ii) a counterpart of each Related Agreement (other than the Notes), substantially in the form attached hereto as an exhibit, which shall have been duly executed and delivered by the Company and the other party or parties thereto (other than the Purchaser).

         (d) The Purchaser shall have received, in form and substance reasonably satisfactory to it, opinions, addressed to the Purchaser and dated the Closing Date, of King & Spalding and Venable, Baetjer and Howard, LLP special counsel to the Company, with respect to the indicated matters set forth in Exhibit G hereto.

         (e) No party to this Agreement (other than the Purchaser) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

         (f) The Company shall have obtained in writing all consents of third parties necessary to permit the consummation of the transactions contemplated by this Agreement and the Related Agreements, as Previously Disclosed pursuant to Section 3.1(f) hereof, and no such consent shall contain any term or condition that the Purchaser reasonably deems to be materially disadvantageous to the Company or the Purchaser.

         (g) Each of City National Bank of West Virginia and Sovereign Bancorp, Inc. shall have waived any adjustments to the terms of the stock options issued to them pursuant to the Stock Option Agreement, dated May 29, 1998, between the Company and each such entity, that may be required pursuant to
Section 7 of such Stock Option Agreements as a result of (i) the issuance of the Notes or the conversion thereof to shares of Common Stock in accordance with their terms and (ii) consummation of the Exchange pursuant to the Exchange Agreement, in each case in form and substance reasonably satisfactory to the Purchaser, and Sovereign Bank shall have waived the same pursuant to the Participation Agreement, dated June 29, 1998, between it and the Company.

         (h) The Purchaser and T. Rowe Price shall have entered into the Participation Agreement, pursuant to which T. Rowe Price shall have agreed to purchase on the Closing Date a $5.5 million participation interest in the Notes issued to the Purchaser pursuant to this Agreement and T. Rowe Price shall have delivered to the Purchaser on the Closing Date a dollar amount equal to $2.0 million such participation interest (which amount is net of $3.5 million previously delivered to the Purchaser by T. Rowe Price for participation interests in the Existing Notes).

         (i) The Company, the Purchaser, and United States Trust Company of New York, as collateral agent for the holders of the Notes and the Exchange Notes, shall have entered into an Intercreditor and Collateral Sharing Agreement substantially in the form of Exhibit E hereto (the "Intercreditor Agreement"), and the Company and United States Trust Company of New York, N.A., as trustee, shall have entered into the Indenture relating to the Exchange Notes in the form of Exhibit F hereto.

         (j) The Purchaser shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby and the Exchange as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to it and its counsel.

         SECTION 4.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

         (a) Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), and the Company shall have received a certificate signed by a duly authorized representative of each Purchaser to the foregoing effect.

         (b) The Purchaser shall have delivered to the Company the Existing Notes and a dollar amount equal to the Purchase Price (net of the amount of costs as of the Closing Date which are reimbursable by the Company pursuant to
Section 6.5 hereof), such amount to be payable (i) by wire transfer of immediately available funds to an account with a bank designated by the Company, by notice to the Purchaser to be provided no later than two Business Days prior to the Closing Date, or (ii) a federal (same day) funds check payable to the order of the Company.

         (c) The Company shall have received (i) a counterpart to this Agreement, duly executed and delivered by the Purchaser, and (ii) a counterpart of each Related Agreement (other than the Notes), substantially in the form attached hereto as an exhibit, which shall have been duly executed and delivered by the Purchaser.

         (d) No party to this Agreement (other than the Company) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

         (e) The Company shall have obtained in writing all consents of third parties necessary to permit the consummation of the transactions contemplated by this Agreement and the Related Agreements (other than the consents referred to in Section 4.2(g) hereof) and no such consent shall contain any term or condition that the Company reasonably deems to be materially disadvantageous to the Company.

         (f) The Company shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby as may have been reasonably required by the Company and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to the Company and its counsel.

                                    ARTICLE V

                                    COVENANTS


         SECTION 5.1 SHAREHOLDER MEETING. The Company shall (i) take all action necessary (including without limitation the preparation, filing and dissemination of requisite proxy materials) to have its shareholders approve in accordance with and to the extent required by the applicable requirements of the NASD, separate proposals for the issuance of the number of shares of Common Stock issuable (i) upon full conversion of the Notes and (ii) upon mandatory conversion of the applicable portion of the Exchange Notes (the "Stockholder Approvals") at the first annual meeting of the shareholders of the Company held after the date hereof or at a special meeting of shareholders which is called for the purpose prior to the holding of such annual meeting of shareholders, which annual meeting or special meeting shall in no event be held later than March 9, 2000, (ii) recommend that its shareholders approve each of such proposals and use its reasonable best efforts to obtain, as promptly as practicable, such approvals and (iii) reasonably cooperate and consult with the Purchaser with respect to the foregoing matters, including without limitation giving the Purchaser the right to review in advance the proxy statement (in preliminary and definitive form) to be sent to the shareholders of the Company to solicit the Stockholder Approvals.

         SECTION 5.2.      APPLICATIONS.

         (a) Notwithstanding any other provision hereof to the contrary, the right of a holder, whether on its own behalf or on behalf of a holder of a participation interest in the Notes, to convert the principal amount of any Note, or any portion thereof, and the obligation of the Company to issue any shares of Common Stock upon the exercise of such conversion right, are subject to the condition that, if upon receipt by the Company of written notice of conversion from any holder, whether on its behalf or on behalf of a holder of participation interest in the Notes, outside counsel advises the Company in writing (a copy of which shall be provided to the converting holder) that in its opinion the Company, such holder and/or any participant on behalf of whom such holder is attempting to exercise conversion rights are required under applicable law to make a filing under the HSR Act in connection with such conversion and issuance of shares of Common Stock, no shares of Common Stock shall be issued to such holder until all applicable filings under the HSR Act are made by the Company and, if required under the HSR Act, by such holder and any other person or persons and all applicable waiting periods under the HSR Act have expired or been terminated. As soon as practicable after the receipt from any holder of the Notes, whether on its behalf or on behalf of a holder of a participation interest in the Notes (collectively the "Notice Giver"), of notice of an intent to convert an amount of Notes sufficient to require a filing under the HSR Act, but in any event no later than the tenth Business Day after receipt of such notice, the Company will (i) prepare and file with the Antitrust Division of the U.S. Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon the request of any Notice Giver, request early termination of the waiting period imposed by the HSR Act, (iii) coordinate and cooperate with the Notice Giver in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing, (iv) use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary and appropriate to permit the issuance to the Notice Giver of the shares of Common Stock issuable upon the conversion of the Notes with respect to which any filing is required under the HSR Act and (v) reimburse the holders of the Notes for the entire amount of any filing fee or any other costs and expenses incurred by holders of the Notes in connection therewith (including legal fees) or as required to be paid under the HSR Act. The Notice Giver agrees to provide to the Company all reasonable cooperation in connection with the making of such filings under the HSR Act; provided, however, that neither the Company nor any such Notice Giver shall be required in connection with any such filing to enter into any agreement, or take or refrain from taking any action, as a condition to obtaining any approval required under the HSR Act if, in the judgment of such party, such condition could have a material adverse effect on such party or its business. In the event that despite their reasonable efforts, the Company and such Notice Giver do not receive all approvals required under the HSR Act in connection with such conversion, such holder's notice of conversion shall be deemed to be rescinded and the Company shall not be obligated to take any further action with respect to the conversion of such Note pursuant to such notice of exercise.

         (b) In the event that any other approval, consent or non-objection need be obtained by the Company from, or a notice or other filing need be filed by the Company with, any Governmental Entity in connection with (i) the execution, delivery and performance of this Agreement or any Related Agreement by the Company or (ii) the Company's issuance of Common Stock upon conversion of the Notes, the Company shall take all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and the Purchaser agrees to cooperate with the Company in obtaining or filing the same. The Company shall provide copies of any notice, application or other document required to be filed pursuant to this Section 5.2 (excluding any confidential information) to the holder(s) seeking to convert a Note or Notes into Common Stock for review not less than three Business Days prior to the making of such filing and shall keep such holder apprised of the status of such filing and the consideration thereof by the relevant Governmental Entity.

         SECTION 5.3       INVESTIGATION AND CONFIDENTIALITY.

         (a) The Company shall permit the Purchaser and its representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to the Purchaser all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the Purchaser may have a reasonable interest in connection with an investment in the Securities, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Company shall use its reasonable best efforts to cause such third party to provide access to such materials to the Purchaser who shall request the same. In the event that the Company is prohibited by law from providing any of the access referred to in the preceding sentence to the Purchaser, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and its Subsidiaries available to confer with the Purchaser and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished to the Purchaser by the Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Company and the Purchaser covenants, severally and not jointly and as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any purpose other than in connection with the transactions contemplated hereby. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which the Purchaser can establish by convincing evidence (x) was already in its possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) became known to the public through no fault of the Purchaser; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Purchaser shall use its reasonable best efforts to give the Company prior notice thereof as promptly as practicable but in any event not less than five Business Days prior to such disclosure and shall limit such disclosure to the minimum amount required by such legal requirement or court order.

         (c) No investigation by or on behalf of the Purchaser shall in any way affect the representations, warranties, covenants or agreements of the Company set forth herein.

         SECTION 5.4 PRESS RELEASES. The Company and the Purchaser shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit any party, following prior notification to such other parties, from making any disclosure which it determines in good faith is required by law or regulation. For purposes of the foregoing, the Company may treat a law firm designated from time to time by the Purchaser as the authorized representative of the Purchaser.

         SECTION 5.5 NO SOLICITATION. Prior to consummation of the transactions contemplated by this Agreement and the Exchange pursuant to the Exchange Agreement, neither the Company nor any of the directors, officers, employees, representatives or agents of the Company shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company, or any business combination with the Company, other than as contemplated by this Agreement and the Exchange Agreement. The Company will immediately notify the Purchaser orally and in writing if any such inquiries or proposals are received by, or such information is requested from, or any such negotiations or discussions are sought to be initiated with, the Company.

         SECTION 5.6 RULE 144 AND RULE 144A REPORTING. With a view to making available to holders of Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Securities to the public without registration, the Company agrees at all times to:

         (a) make and keep public information available, as those terms are understood and defined in Rules 144 and 144A under the Securities Act (or any successors thereto); and

         (b) use its reasonable best efforts to file with the Commission in a timely manner all Securities Documents required to be filed by the Company under the Securities Laws.

         SECTION 5.7 STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Notes, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.


                                   ARTICLE VI

                                  MISCELLANEOUS


         SECTION 6.1 SURVIVAL OF PROVISIONS. The representations, warranties, covenants and agreements of the Company and the Purchaser made herein shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Purchaser or the Company, as the case may be, (ii) acceptance of any of the Securities and payment by the Purchaser therefor and retirement thereof, (iii) the transfer of any Securities or interest therein by the Purchaser or (iv) any termination of this Agreement.

         SECTION 6.2 TERMINATION.  This Agreement may be terminated:

         (a)      by mutual agreement of the Company and the Purchaser;

         (b) by the Company by written notice to the Purchaser if any of the conditions specified in Sections 4.1 and 4.3 of this Agreement has not been met or waived by it pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time, on February 29, 2000, provided, however, that the right to terminate this Agreement pursuant to this Section 6.2(b) shall not be available to the Company to the extent that any action by the Company or failure by the Company to fulfill any obligation under this Agreement has been a cause of, or resulted in, the failure of any one or more of the conditions specified in Sections 4.1 and 4.3 of this Agreement not being fulfilled by such date; or

         (c) by the Purchaser by written notice to the Company if any of the conditions specified in Sections 4.1 and 4.2 of this Agreement has not been met or waived by such Purchaser pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time, on February 29, 2000, provided, however, that the right to terminate this Agreement pursuant to this Section 6.2(c) shall not be available to the Purchaser to the extent that any action by such Purchaser or failure by such Purchaser to fulfill any obligation under this Agreement has been a cause of, or resulted in, the failure of any one or more of the conditions specified in Sections 4.1 and 4.2 of this Agreement not being fulfilled by such date.

         SECTION 6.3    WAIVER; AMENDMENTS.

         No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances.

         SECTION 6.4 COMMUNICATIONS. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to the Purchaser, initially at the address set forth below its name on Exhibit A hereto, and thereafter at such other address, notice of which is given in accordance with this Section 6.4, with a copy to T. Rowe Price at T. Rowe Price Recovery Fund, II, L.P., 100 E. Pratt Street, Baltimore, Maryland 21202; and

                  (ii) if to the Company, initially at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339, Attention: Chief Financial Officer; and thereafter at such other address notice of which is given in accordance with this Section 6.4.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 6.5 COSTS, EXPENSES AND TAXES. The Company agrees to (i) pay all costs and expenses incurred by it in connection with the negotiation, preparation, typing, reproduction, execution, delivery and performance of this Agreement, the Related Agreements, the Exchange Agreement and the Exchange Note Related Agreements and any amendment or supplement or modification hereof or thereof (except to the extent otherwise provided in the Registration Rights Agreement or the Exchange Note Registration Rights Agreement), including without limitation, attorneys fees and expenses and all reasonable costs and expenses incurred by it in connection with the Company's administration of the foregoing agreements, and
(ii) reimburse the expenses of the Purchaser and T. Rowe Price incurred in connection with the transactions provided for herein (through a deduction of the Purchase Price), including reasonable fees and expenses payable to counsel to the Purchaser and T. Rowe Price in connection with the negotiation, preparation, typing, reproduction, execution and delivery of this Agreement, the Related Agreements, the Exchange Agreement and the Exchange Note Related Agreements, provided that such fees and expenses of counsel in this clause (ii) shall not exceed $288,000 (such amount being exclusive of amounts paid by the Company in connection with the negotiation, preparation and execution of the Existing Agreement, exclusive of all amendments thereto). The Company shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Purchaser in connection with any waiver, amendment or modification of any provision of this Agreement or any Related Agreement with respect to an obligation of, or requested by, the Company. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable in connection with the execution and delivery of this Agreement or the original issuance of any of the Securities, and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

         SECTION 6.6       EXECUTION IN COUNTERPARTS; FAX EXECUTION.

         (a) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         (b) For purposes of negotiating and finalizing this Agreement or any Related Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document. Each of the undersigned parties hereby agrees that it will not raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement or any Related Agreement.

         SECTION 6.7 BINDING EFFECT; ASSIGNMENT. Prior to the Closing, the rights and obligations of any Purchaser under this Agreement may not be assigned to any other Person except with the prior written consent of the Company, and after the Closing the rights and obligations of the Purchaser may be assigned by such Purchaser to any Person purchasing Securities from the Purchaser contemporaneously with such assignment (provided the rights so assigned shall apply to the Securities so purchased), subject to the provisions of Section 3.2(b). The rights and obligations of the Company under this Agreement may not be assigned by the Company without the consent of the Purchaser. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Purchaser and their respective permitted successors and assigns.

         SECTION 6.8 GOVERNING LAW. THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTERALIA, T. ROWE PRICE HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND, PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY HAS OCCURRED IN THE STATE OF MARYLAND AND THE CLOSING WILL OCCUR IN SUCH STATE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         SECTION 6.9.  USURY.

         All agreements between the Company and the holders of the Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Noteholders exceed the maximum amount permissible under the laws of the State of Maryland (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the holders of the Notes in excess of the maximum amount permissible under the Applicable Law, the interest payable to the holders of the Notes shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance the holders of the Notes shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal amount of the Notes, such excess shall be refunded to the Company. All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including any renewal or extension) until payment in full of the principal so that the interest on the Notes for such full term shall not exceed the maximum amount permissible under the Applicable Law. The Purchaser expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as similar paragraphs set forth in the Notes and the Collateral Documents shall control all agreements between the Company and the holders of the Notes.

         SECTION 6.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 6.11 CONSTRUCTION. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Section and other references in this Agreement are to this Agreement unless otherwise specified. In this Agreement, (i) the phrase "to the knowledge of the

Company" or words of such import shall mean all knowledge, including actual knowledge and knowledge of matters which a reasonable person in such position knew or should have known, of the respective directors and officers of the Company; (ii) use of a particular gender shall be considered to represent the masculine, feminine or neuter gender as appropriate; and (iii) the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision. The Company represents and warrants to the Purchaser that the WHEREAS recitals to this Agreement are true and accurate and agrees that such recitals constitute an integral part of this Agreement.

         SECTION 6.12 INTEGRATION. This Agreement (including documents delivered pursuant hereto) and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter thereof and supersede all prior agreements between the parties with respect to such subject matter (including without limitation the Existing Agreement and the Existing Notes) and there are no promises or undertakings with respect thereto not expressly set forth or referred to herein or therein.

         SECTION 6.13 PARTICIPATION INTERESTS. The Company acknowledges and agrees that immediately following the consummation of the transactions contemplated hereby the Purchaser will sell an undivided participation interest in the Note or Notes acquired by it in the principal amount of $5.5 million to
T. Rowe Price pursuant to the Participation Agreement, and that the Purchaser or any other registered holder of a Note shall have the right to sell additional participation interests to T. Rowe Price and/or any other third party (individually a "Participant" and collectively the "Participants") on such terms as it may determine in its sole discretion. The Company acknowledges that the original intent of the parties hereto and T. Rowe Price was for T. Rowe Price to be a party to this Agreement and an acquirer of a Note or Notes, that the Purchaser entered into this Agreement on the condition that T. Rowe Price be permitted to purchase a participation interest in such amount and that the transaction was restructured to provide for T. Rowe Price's acquisition of a participation interest in the Notes in such amount solely because the Company is not eligible under the terms of certain of the mortgage-related securities included in the collateral subject to the Security Agreement to pledge an interest in such collateral directly to T. Rowe Price. Accordingly, the Company covenants and agrees that (i) the Purchaser or any other registered holder of a Note shall be entitled to obtain on behalf of an applicable Participant the benefits of this Agreement and each Related Agreement and (ii) the Company shall take such action as may be necessary or advisable in order to enable the Purchaser or any other registered holder of a Note to do the same and shall not at any time insist upon, plead or in any manner whatsoever claim that a Participant is not indirectly entitled to a right or benefit available to a registered holder of a Note under this Agreement or any Related Agreement because it is a Participant and not such a registered holder. Without in any way limiting the foregoing, the Company acknowledges and agrees that its obligations under the Registration Rights Agreement are for the benefit of both the holders of the Notes and Participants and that any shares of Common Stock acquired by a Participant upon conversion of a Note or Notes in which such Participant holds a participation interest shall be subject to the terms of the Registration Rights Agreement until such shares are no longer "Transfer Restricted Securities," as such term is defined therein.

         SECTION 6.14. NO THIRD PARTY BENEFICIARIES. Except as otherwise provided in Section 6.13 hereof, this Agreement is solely for the benefit of the Purchaser and its successors and assigns and any subsequent registered holder of a Note and nothing contained herein shall be deemed to confer upon any other Person any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Purchaser to purchase Notes hereunder are imposed solely and exclusively for the benefit of the Purchaser and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions.

         SECTION 6.15. REPRESENTATION BY COUNSEL. The Company hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Related Agreements; that it has read and fully understands the terms hereof and thereof; that the Company and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and the Related Agreements and that it intends to be bound by the terms hereof and thereof.

         SECTION 6.16. WAIVER OF CLAIMS. The Company hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement or any Related Agreement (collectively, the "Claims"), nor does the Company now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any Related Agreement, the Company hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

         SECTION 6.17. TEXAS LANGUAGE.

         (a) THIS AGREEMENT, TOGETHER WITH THE RELATED AGREEMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO WITH RESPECT TO THE MATTERS COVERED THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         (b)      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES
HERETO.

         SECTION 6.18 POWER OF ATTORNEY. The Purchaser, as well as each subsequent holder of a Note, hereby appoints United States Trust Company of New York, collateral agent for the holders of the Notes and the Exchange Notes, as its attorney-in-fact for the purpose of executing on its behalf any of the Related Agreements, and any amendments, supplements or other modifications thereto, as well as financing statements related to the Security Agreement, which appointment is irrevocable and coupled with an interest.

                                   ARTICLE VII
                            INDEMNIFICATION; SET OFF

         SECTION 7.1. INDEMNIFICATION. The Company hereby agrees to reimburse and indemnify each holder of a Note and its respective agents, employees and assigns (collectively, the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any Related Agreement, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Note (and without in any way limiting the generality of the foregoing, including any exercise by a holder of a Note of any of its rights or remedies under this Agreement or any Related Agreement), but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Company under this Section 7.1, or any other indemnification obligation of the Company hereunder or under any Related Agreement, are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 7.2. SET-OFF. The Company hereby agrees that if any obligation or liability of the Company under this Agreement or any Related Agreement shall be due and payable (by acceleration or otherwise) after the occurrence of an Event of Default and during the continuation thereof, a holder of a Note shall have the right, without notice to the Company, to set-off against and to appropriate and apply to such obligation or liability of the Company any obligation of any nature owing to the Company, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Company with a Purchaser. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not a holder of Note or any other Person shall have given notice or made any demand to the Company or any other Person, whether such obligation owed to the Company is contingent, absolute, matured or unmatured (it being agreed that a holder of a Note may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to a Purchaser or any other Person. The rights provided by this Section 7.2 are in addition to any other rights of set-off and all other rights and remedies which a holder of a Note may otherwise have under this Agreement, any Related

Agreement, at law or in equity or otherwise, and nothing in this Agreement or any Related Agreement shall be deemed a waiver or prohibition of or restriction on the rights of set-off or any other rights of any such Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                ALTIVA FINANCIAL CORPORATION



                                By: /s/ Edward B. Meyercord
                                    -------------------------------------------
                                    Name:  Edward B. Meyercord
                                    Title: Chairman and Chief Executive Officer


                                VALUE PARTNERS, LTD



                                By:  EWING & PARTNERS,
                                     General Partner



                                By: /s/ Timothy G. Ewing
                                    -------------------------------------------
                                    Name:  Timothy G. Ewing
                                    Title: Managing Partner

                                                                       EXHIBIT A


----------------------------------------- ------------------------------------
    Name and Address of Purchaser               Principal Amount of Notes


Value Partners, LTD                                    $14,000,000
4514 Cole Avenue - Suite 808
Dallas, Texas 75205
Attn:  Mr. Timothy Ewing
W (214) 522-2100
FAX (214) 522-2176


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